Exhibit 5.1

Independent Law PLLC Alan T. Hawkins, Esq. 2106 NW 4th Pl Gainesville, FL 32603 ahawkins@independent.law (352) 353-4048

January 12, 2021

ECO INNOVATION GROUP, INC.

16525 Sherman Way, Suite C-1

Van Nuys, CA 91406

Ladies and Gentlemen:

We have acted as special counsel to Eco Innovation Group, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) originally filed with the Securities and Exchange Commission (the “Commission”) on September 17, 2020, as amended to date (the “Registration Statement”). The Registration Statement relates to the registration of up to 50,000,000 shares of common stock, par value $0.001 per share, 25,000,000 of which are being offered by the Company (the “Company Shares”) and 25,000,000 of which are being offered by certain selling stockholders named in the Registration Statement (the “Selling Stockholder Shares,” and together with the Company Shares, the “Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) the Registration Statement, including all exhibits thereto. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

Subject to the foregoing and in reliance thereon, it is our opinion that, as of the date hereof, when the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (for not less than par value) in the circumstances contemplated by the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable. In addition, it is our opinion that the Selling Stockholder Shares have been duly authorized and are duly and validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

Independent Law PLLC

/s/ Alan T. Hawkins

Alan T. Hawkins

Copy: Eco Innovation Group, Inc.; Ms. Julia Otey-Raudes